Exhibit 10(b)



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INDEPENDENT AUDITORS' CONSENT




We consent to the use in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 (Registration No. 333-01153) of Variable Annuity-1 Series Account of our reports on the financial statements of Variable Annuity-1 Series Account dated February 12, 1998 and on the financial statements of Great-West Life & Annuity Insurance Company dated January 23, 1998, and to the reference to us under the heading "Experts" appearing in the prospectus, which is a part of such Registration Statement.



/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP

Denver, Colorado
April 13, 1998